NAME OF REGISTRANT:
Templeton Global Opportunities Trust
File No. 811-05914

EXHIBIT ITEM No. 77(c): Matters Submitted to a Vote of Security Holders

A Meeting of Shareholders of Templeton Global Opportunities Trust, (the "Trust") was held at the Trust's offices, 500 East Broward Blvd., Fort Lauderdale, Florida, on May 26, 2006. The purpose of the meeting was to elect twelve (12) Trustees of the Trust, and to vote on the following Proposals and Sub-Proposals:
To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust, to approve amendments to certain of the Trust's fundamental investment restrictions (including eight Sub-Proposals) and to approve the elimination of certain of the Trust's fundamental investment restrictions. At the meeting held on May 26, 2006, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Frank J. Crothers, S. Joseph Fortunato, Edith E. Holiday, Gordon S. Macklin, David W. Niemiec, Frank A. Olson, Larry D. Thompson, Constantine D. Tseretopoulos and Robert E. Wade. Charles B. Johnson and Rupert H. Johnson, Jr. were elected by the shareholders to serve as Interested Trustees. In addition, shareholders approved the Agreement and Plan of Reorganization that provided for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust, amendments to certain of the Trust's fundamental investment restrictions (including eight Sub-Proposals) and the elimination of certain of the Trust's fundamental investment restrictions. No other business was transacted at the meetings.

The results of the voting at the meeting are as follows:

Proposal 1.  The election of Trustees:


-------------------------------------------------------------------------------------------------------------
                                                  % OF         % OF                        % OF       % OF
                                                OUTSTANDING    VOTED                    OUTSTANDING   VOTED
  NAME                               FOR          SHARES      SHARES      WITHHELD        SHARES     SHARES
-------------------------------------------------------------------------------------------------------------
  Harris J. Ashton ........     11,420,585.107    48.799%     95.320%     560,727.714      2.396%    4.680%
  Frank J. Crothers .......     11,425,202.765    48.819%     95.359%     556,110.056      2.376%    4.641%
  S. Joseph Fortunato .....     11,410,610.334    48.756%     95.237%     570,702.487      2.439%    4.763%
  Edith E. Holiday ........     11,426,876.807    48.826%     95.372%     554,436.014      2.369%    4.628%
  Gordon S. Macklin .......     11,403,111.400    48.724%     95.174%     578,201.421      2.471%    4.826%
  David W. Niemiec ........     11,415,206.275    48.776%     95.275%     566,106.546      2.419%    4.725%
  Frank A. Olson ..........     11,409,335.018    48.751%     95.226%     571,977.803      2.444%    4.774%
  Larry D. Thompson ......      11,410,427.763    48.756%     95.235%     570,885.058      2.439%    4.765%
  Constantine D.
   Tseretopoulos ..........     11,427,744.405    48.830%     95.380%     553,568.416      2.365%    4.620%
  Robert E. Wade .. .......     11,420,105.527    48.797%     95.316%     561,207.294      2.398%    4.684%
  Charles B. Johnson ......     11,423,515.850    48.812%     95.344%     557,796.971      2.383%    4.656%
  Rupert H. Johnson .......     11,419,916.337    48.796%     95.314%     561,396.484      2.399%    4.686%



Proposal 2. To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Trust from a Massachusetts business trust to a Delaware statutory trust:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,453,498.143        36.121%           70.556%
  Against ...............        322,341.507         1.377%            2.690%
  Abstain ...............        531,325.171         2.270%            4.435%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%





Proposal 3. To approve amendments to certain of the Trust's fundamental investment restrictions (includes eight (8) Sub-Proposals):


     Proposal 3a: To amend the Trust's fundamental investment restriction regarding borrowings:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,176,320.735        34.937%           68.242%
  Against ...............        545,150.540         2.329%            4.550%
  Abstain ...............        585,693.546         2.503%            4.888%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%




     Proposal 3b: To amend the Trust's fundamental investment restriction regarding underwriting:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,226,551.916        35.151%           68.662%
  Against ...............        463,987.319         1.983%            3.873%
  Abstain ...............        616,625.586         2.635%            5.147%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%



     Proposal 3c: To amend the Trust's fundamental investment restriction regarding lending:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,127,908.841        34.730%           67.838%
  Against ...............        577,659.344         2.468%            4.821%
  Abstain ...............        601,596.636         2.571%            5.021%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%




     Proposal 3d: To amend the Trust's fundamental investment restriction regarding investments in real estate:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,208,410.778        35.074%           68.510%
  Against ...............        503,973.474         2.153%            4.206%
  Abstain ...............        594,780.569         2.541%            4.964%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%



     Proposal 3e: To amend the Trust's fundamental investment restriction regarding investments in commodities:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,126,992.333        34.726%           67.831%
  Against ...............        571,553.586         2.442%            4.770%
  Abstain ...............        608,618.902         2.601%            5.080%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%



     Proposal 3f: To amend the Trust's fundamental investment restriction regarding issuing senior securities:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,172,553.137        34.920%           68.211%
  Against ...............        531,236.769         2.270%            4.434%
  Abstain ...............        603,374.915         2.578%            5.036%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%



     Proposal 3g: To amend the Trust's fundamental investment restriction regarding industry concentration:


-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,196,101.492        35.021%           68.407%
  Against ...............        507,206.145         2.167%            4.233%
  Abstain ...............        603,857.184         2.580%            5.040%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%


     Proposal 3h: To amend the Trust's fundamental investment restriction regarding diversification of investments:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,249,828.217        35.251%           68.856%
  Against ...............        455,552.339         1.947%            3.802%
  Abstain ...............        601,784.265         2.571%            5.023%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%



Proposal 4: To approve the elimination of certain of the Trust's fundamental investment restrictions:

-------------------------------------------------------------------------------
                                                    % OF               % OF
                                                 OUTSTANDING          SHARES
                              SHARES VOTED          SHARES           PRESENT
-------------------------------------------------------------------------------
  For ...................      8,102,303.291        34.620%           67.625%
  Against ...............        574,313.559         2.454%            4.793%
  Abstain ...............        630,547.971         2.694%            5.263%
  Broker Non-Votes ......      2,674,148.000        11.426%           22.319%
-------------------------------------------------------------------------------
  TOTAL .................     11,981,312.821        51.195%          100.000%